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                                 Exhibit 99.1

                                                             Contact: Kirk Green
                                                                    949/553-6655
                                                            kgreen@interplay.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                      INTERPLAY ANNOUNCES BOARD TRANSITION

Irvine, California, September 25, 1998 - Interplay Entertainment Corp. (NASDAQ:IPLY), a leading developer of interactive entertainment software, today announced that David Dukes has resigned his seat on the Company's board of directors. Mr. Dukes cited a desire to spend more time on his numerous charitable causes.

          "I am disappointed that my obligations to my charitable activities, such as with Children's Hospital of Orange County (CHOC), will not allow me to continue in my role as a board member, but at this stage in my life I wish to curtail my outside commitments," said Dukes.

          Interplay CEO and Chairman Brian Fargo stated, "We understand David's desire to devote his time to his charitable causes and though we will miss his experience on the board, we wish him the best of luck in his endeavors."

          Interplay Entertainment Corp. is a leading developer, publisher and distributor of interactive entertainment software for both core gamers and the mass market. Interplay currently balances its development efforts by publishing for personal computers and current generation video game consoles. Interplay releases products through Interplay, Shiny Entertainment, Tantrum, Black Isle Studios, VR Sports, Flat Cat, Tribal Dreams, its affiliated labels and its wholly owned subsidiary Interplay OEM, Inc. More comprehensive information on Interplay and its products is available through its worldwide web site at http://www.interplay.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
This release may contain forward-looking statements involving risks and uncertainties that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause such a difference for Interplay include, but are not limited to attracting and retaining key personnel and management and other factors discussed in the Company's filings from time to time with the Securities Exchange Commission, including but not limited to the Registration Statement on Form S-1 as amended (Registration Number 333-48473) and Final Prospectus dated June 19, 1998 and the Company's subsequent quarterly filings on Form 10Q. Interplay disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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